UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 20, 2006

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Oakley, Inc.
(Exact name of registrant as specified in its charter)

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Washington	1-13848	95-3194947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Icon
Foothill Ranch, California 92610
(Address of principal executive offices) (Zip Code)

(949) 951-0991
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing  obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

Credit Agreement

On December 20, 2006, Oakley, Inc. (“Oakley” or the “Registrant”) entered into Amendment No. 1 to its September 22, 2006 $185 million multicurrency revolving credit facility (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent, and a syndicate of lenders from time to time party thereto (the “Amendment”). The full text of the Credit Agreement was filed as Exhibit 10.1 to Oakley’s Current Report on Form 8-K dated September 25, 2006. Pursuant to the Amendment, Oakley exercised its right to increase the aggregate principal amount of revolving loans available under the Credit Agreement from $185 million to $246.5 million. Additionally, the Amendment provides for the right, subject to the satisfaction of certain conditions, to increase the aggregate principal amount available to Oakley under the Credit Agreement (as amended by the Amendment) by an additional $103.5 million. The description of the Amendment set forth herein is qualified in its entirety by reference to the full text of the Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description

10.1	Amendment No. 1 to Credit Agreement, dated as of December 20, 2006, among Oakley, Inc., the Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oakley, Inc.

December 21, 2006	/s/ Richard Shields Richard Shields Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Amendment No. 1 to Credit Agreement, dated as of December 20, 2006, among Oakley, Inc., the Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent.